CONTACT:     Jim Pach                        Devin Sullivan
Principal Financial Officer                Senior Vice President
(630) 845-4500                        The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH NAMES SHARON L. JONES TO BOARD OF DIRECTORS

WARRENVILLE, Ill., March 9, 2018 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, announced today the appointment of Sharon L. Jones to the Company’s Board of Directors, effective March 15, 2018. Ms. Jones will serve as an independent director and her appointment increases the size of Fuel Tech’s Board to six members.
“Sharon’s exceptional record of professional achievement in change management, operations, engineering and new product development, along with her educational background, make her an ideal addition to Fuel Tech’s Board of Directors,” said Vincent J. Arnone, Chairman, President and Chief Executive Officer. “We are fortunate to have her as part of the team, and expect to benefit from her counsel and informed judgement.”
Ms. Jones served as Aircraft Protection Vice President and Site Lead (2014-2015) for Orbital ATK, which designs, builds and delivers space, defense, and aviation-related systems to a global client base. Prior to Orbital ATK’s 2014 merger with Alliant Techsystems, Inc. (“Alliant”), a Fortune 500 aerospace and munitions leader, Ms. Jones held a variety of senior leadership positions at Alliant, including Technology Vice President (2010-2013), Manufacturing Director (2005-2010), Environmental, Safety and Security Director (2002-2005), Program Director (1998-2001), and engineering, quality assurance, and employee safety and security (1985-1997). Ms. Jones began her career as a research chemist at Dow Chemical Company in 1982.
Ms. Jones was a member of the Board of Directors of the Anoka Technical College Foundation, where she served as President (2010- 2012) and Vice President (2008-2010). She holds a Master’s of Business Administration degree from the University of St. Thomas, and a Bachelor’s degree in chemistry and a Master’s degree in analytical chemistry from the South Dakota School of Mines and Technology.

About Fuel Tech

Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along UDI™ Urea Direct Injection system for SCR reagent supply, and the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.
Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.